UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

Synaptogenix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40458	46-1585656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor
New York, New York 10036
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 242-0005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SNPX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan

On October 11, 2022, Synaptogenix, Inc. (“we,” “us” and “our”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, our stockholders approved an amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan (the “Plan”). The Plan was amended to increase the total number of shares of our common stock, par value $0.0001 per share (the “Common Stock”), authorized for issuance thereunder from 625,000 shares of Common Stock to an aggregate of 1,375,000 shares of Common Stock.

A detailed summary of the amendment to the Plan is set forth in our Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed with the U.S. Securities and Exchange Commission on August 25, 2022 (the “Proxy Statement”) under the caption “Proposal No. 2 – Approval of an Amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan.” That detailed summary of the amendment to the Plan and the foregoing description of the amendment to the Plan are qualified in their entirety by reference to the full text of the amendment to the Plan, which is filed hereto as Exhibit 10.1 and incorporated by reference into Item 5.02 of this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the holders of 3,853,024 shares of our Common Stock, or approximately 56.32% of our outstanding shares of Common Stock, were represented in person or by proxy and, therefore, a quorum was present. At the Annual Meeting, our stockholders considered three proposals, which are described briefly below and in more detail in the Proxy Statement. The final voting results for each proposal are set forth below.

Proposal 1 – Election of Directors

Our stockholders voted to elect two directors to hold office until the 2025 annual meeting of stockholders, and until their respective successors are elected and qualified, by the following votes:

Nominee	For	Withheld	Broker Non-Votes
Bruce T. Bernstein	892,799	574,730	2,385,495
Jonathan L. Schechter	1,134,589	332,940	2,385,495

Proposal 2 – Approval of Amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan

Our stockholders voted to approve an amendment to our Plan to increase the total number of shares of Common Stock authorized for issuance thereunder from 625,000 shares of Common Stock to an aggregate of 1,375,000 shares of Common Stock by the following votes:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
1,079,386	329,999	58,144	2,385,495

Proposal 3 – Ratification of Selection of Independent Registered Public Accounting Firm.

The ratification of appointment of Morison Cogen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Shares Voted For	Shares Voted Against	Abstentions
3,793,131	42,358	17,535

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1#	Amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

# Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTOGENIX, INC.

Date: October 12, 2022	By:	/s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer